UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

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BIOPURE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BIOPURE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 27, 2008

To our Stockholders:

The 2008 annual meeting of stockholders of Biopure Corporation will be held at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts, on Thursday, March 27, 2008, beginning at 10:00 a.m. local time. At the meeting, the holders of class A common stock of the Company will act on the following:

(1)	Election of two Class III directors to hold office for a three-year term and until their successors have been duly elected;

(2)	Proposal to approve the Biopure Corporation 2008 Incentive Plan; and

(3)	Any other matters that properly come before the meeting.

All holders of record of shares of class A common stock at the close of business on February 5, 2008 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

Jane Kober
Senior Vice President and Secretary

February 22, 2008

Cambridge, Massachusetts

Your Vote is Important

Please vote as promptly as possible

by using the Internet or telephone or

by signing, dating and returning the enclosed proxy card

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BIOPURE CORPORATION

11 Hurley Street

Cambridge, Massachusetts 02141

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders of Biopure Corporation to be held on Thursday, March 27, 2008, beginning at 10:00 a.m. local time, at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts 02141, and at any postponements or adjournments of the meeting. This solicitation is being made by the Company. This proxy statement is first being sent to stockholders on or about February 26, 2008.

ABOUT THE MEETING

Content of the annual meeting

At the Company’s annual meeting, stockholders will act upon the matters listed in the notice of annual meeting. In addition, the Company’s management will report on the Company and respond to questions from stockholders. This solicitation of proxies is being made by the Company.

Attending the meeting

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-served basis. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee) you will need to bring a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

Quorum

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of class A common stock outstanding on the record date will make up a quorum, permitting the meeting to conduct its business. As of the record date, 34,971,087 shares of class A common stock of the Company were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

Voting

Only stockholders of record at the close of business on the record date, February 5, 2008, are entitled to receive notice of the annual meeting and to vote the shares of class A common stock that they held on that date.

The Company has only one class of voting stock outstanding, its class A common stock. Each outstanding share of class A common stock is entitled to one vote on each matter to be voted upon at the meeting.

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person or vote in person at the meeting. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Stockholders can vote their shares over the Internet or by telephone. You will find voting instructions printed on the enclosed proxy card.

Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the proxy is exercised (in other words, at the meeting) by filing with the secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Required vote to approve each item

Item 1. The two nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Item 1. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or both of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Item 2. To approve Item 2, stockholders holding a majority of Company common stock present or represented by proxy at the meeting and entitled to vote on this matter must vote FOR the proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on Item 2, and there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on Item 2, your shares will not be voted in favor of the Proposal, and will have the same effect as a vote against the Proposal.

No dissenters’ rights

Delaware law does not provide for dissenters’ or appraisal rights in connection with the approval of the actions described in this proxy statement.

BOARD MATTERS

Code of business conduct and ethics

The Company has a code of ethics that applies to all Company employees, officers and directors, including the chief executive officer and the chief financial officer, in carrying out their work-related responsibilities. Copies of the code of ethics may be obtained free of charge by making a written request to the Company’s secretary.

Board meetings during fiscal year 2007

The board of directors met 17 times during fiscal 2007. Each director attended at least 75% of the total number of meetings of the board and committees on which he served. The Company does not have a formal policy regarding director attendance at the 2008 annual meeting. However, it is expected that, absent good reason, all directors will be in attendance. Five directors attended the 2007 annual meeting of stockholders.

Committees of the board

The board of directors has standing compensation, nominating and governance and audit committees.

Compensation Committee. The compensation committee consists of Mr. Judelson and Mr. Ferguson, each of whom is “independent,” as defined in the listing standards of The Nasdaq Stock Market. The compensation committee’s responsibilities are to review the Company’s general compensation strategy; establish salaries and review benefit programs for the chief executive officer and those persons who report directly to him; review, approve, recommend and administer the Company’s compensation and equity plans; and approve any employment contracts, certain consultants’ contracts and all compensation to be offered to prospective officers in connection with their hiring. The compensation committee met three times in fiscal 2007. The compensation committee delegates authority to make individual awards under the Company’s bonus and equity plans to persons other than the chief executive officer and those who report to him. The compensation committee has a written charter adopted by the board of directors. The charter is available to stockholders on our web site, www.biopure.com. The compensation committee recommends director compensation, and the board makes the final decision.

Nominating and Governance Committee. The nominating and governance committee members are Mr. Harrington and Mr. Ferguson, each of whom is “independent,” as defined in the listing standards of The Nasdaq Stock Market. The nominating and governance committee responsibilities are to develop criteria for the selection and qualification of the members of the board, develop and review background information for candidates for the board, whether or not identified by the committee in the first instance, and receive and investigate suggestions for candidates to serve on the board. The committee makes recommendations to the board regarding each candidate. The committee identifies candidates by referral from board members and others. It has not employed any firm to identify candidates. The same process would apply to persons recommended by stockholders. The nominating and governance committee has a written charter adopted by the board of directors. The charter is available to stockholders on our web site, www.biopure.com.

Any stockholder wishing to propose a nominee should submit a recommendation in writing to the Company’s secretary at the address appearing on the first page of this proxy statement, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. In evaluating director nominees, including candidates submitted by stockholders, the nominating and governance committee believes that nominees must possess certain minimum qualifications and attributes. The nominee:

•	must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices,

•	must not be involved in on-going litigation with the Company or be employed by an entity engaged in such litigation,

•	must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct, and

•	in the case of independent director nominees, must meet the objective independence requirements of applicable securities laws and regulations and the rules of The Nasdaq Stock Market.

In addition, the committee considers any expertise the nominee might have in relation to the Company’s needs.

The two members of the nominating and governance committee meet from time to time in person or by telephone and otherwise communicate as necessary to discuss possible candidates as nominees. The committee does not have formal meetings where minutes are taken. Until April 4, 2007, the nominating and governance committee consisted of Mr. Harrington and Charles A. Sanders, M.D., who resigned from the Board in 2007. The nominating and governance committee, when it consisted of Dr. Sanders and Mr. Harrington, recommended Mr. Ferguson for inclusion on the board, as well as the directors who stood for reelection in 2007. The nominating and governance committee recommended the directors standing for reelection at the 2008 meeting.

Audit Committee. The audit committee consists of Mr. Pieper (Chairman), Mr. Harrington and Mr. Judelson. All members of the audit committee are “independent,” as defined in the listing standards of The Nasdaq Stock Market and Section 10A(m) of the Securities Exchange Act of 1934. The board of directors has determined that Mr. Pieper and Mr. Harrington are both “audit committee financial experts” as defined by the regulations of the Securities and Exchange Commission.

The audit committee oversees the accounting and financial reporting processes of the Company and the audits of its financial statements. It is the responsibility of the committee to maintain free and open communication between the committee, the Company’s independent registered public accounting firm, the internal accounting staff and management of the Company. The committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The committee also has the power to retain legal, accounting and other advisors, as it deems necessary to carry out its duties. The committee is required to pre-approve the audit and permitted non-audit services performed by the Company’s independent registered public accounting firm, with the goal of assuring that the provision of those services does not impair that firm’s independence. The audit committee pre-approves recurring fees, such as income tax return preparation fees, with specified estimated fee amounts, in advance. Unless a type of service to be provided has received pre-approval from the audit committee, it requires specific pre-approval in each instance by the audit committee (up to an agreed upon maximum amount). This approval may be given by the chairman of the committee. In such a case, the chairman reports on the approval at the next audit committee meeting. Any proposed services exceeding pre-approved cost levels also require specific pre-approval by the audit committee. The board of directors has adopted a written charter for the audit committee. The charter is available to stockholders on our web site, www.biopure.com. The audit committee met five times in fiscal 2007.

Report of the Audit Committee

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

In fulfilling its responsibilities during fiscal 2007, the audit committee reviewed and discussed the unaudited quarterly and annual financial statements with management and the Company’s independent registered public accounting firm, in each case prior to the release to the public of the results for the period. The audit committee reviewed and discussed the 2007 audited financial statements with management. These meetings included a discussion with management of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in and concerning the financial statements. The quarterly “earnings release” meetings with both management and the Company’s independent registered public accounting firm included review and discussion of significant accounting issues and the financial statements as well as the quarterly review by the independent registered public accounting firm of the work to date on the audit, as applicable.

The audit committee discussed with the Company’s independent registered public accounting firm all matters required to be discussed by the Statement on Auditing Standards No. 61, Professional Standards. The audit committee and the independent registered public accounting firm, with and without management present, also discussed the results of the audit and the overall quality of the Company’s financial reporting.

With respect to the Company’s independent registered public accounting firm, the audit committee, among other things, received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Ernst & Young LLP matters relating to its independence, primarily the impact of non-audit-related services provided to the Company and the disclosures made to the audit committee as required by Independence Standards Board Standard No. 1.

The audit committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit and other engagement terms.

On the basis of these reviews and discussions, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007, for filing with the Securities and Exchange Commission.

Jay B. Pieper

Daniel P. Harrington

David N. Judelson

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our compensation committee makes decisions and recommendations regarding salaries, bonuses and equity incentive compensation for our directors and executive officers. It is also responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the chief executive officer and our other executive officers, as well as evaluating their performance in light of those goals and objectives. Based on this evaluation, the compensation committee, either as a committee or together with the other independent directors, determines and approves the chief executive officer’s and other executive officers’ compensation. The committee solicits input from our chief executive officer regarding the performance of the Company’s other executive officers. Finally, the compensation committee also administers our incentive compensation, equity and benefit plans.

The chief executive officer reviews our compensation annually and recommends a level of compensation to the compensation committee that he views as appropriate to attract, retain and motivate executive talent. The compensation committee, either as a committee or together with the other independent directors, then determines and approves the chief executive officer’s and other executive officers’ compensation.

Our Compensation Objective

Our employee compensation policy is to offer a package that is as competitive as practicable, including salary and a stock option awards program. The compensation committee believes that a three-part approach of salary, bonus and stock options or awards continues to serve the interests of the Company and its stockholders. These elements are designed to make it possible to attract and retain qualified employees. It provides for executive officer compensation intended to advance both the short- and long-term interests of stockholders. Under this approach, compensation for executive officers in particular involves a portion of pay that is “at risk”—namely, performance based bonus awards and stock options or other awards subject to forfeiture or goal attainment. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company’s stockholders. The committee also adopted a bonus plan in fiscal year 2007 to recognize individual performance of our employees.

Compensation Components

Our compensation consists primarily of three elements: base salary, bonuses and long-term equity incentives. We describe each element of compensation in more detail below.

Base Salary

For all executive officers and some key employees, the compensation committee determines base salaries and changes in salaries, taking into account such factors as an assessment of the nature of the position, the contribution and experience of the individual, the length of his or her service and the recommendation of the chief executive officer. The compensation committee reports its decisions to the full board of directors for confirmation by the independent directors, although on occasion the entire board may make a decision in the first instance. For persons at these levels the compensation committee also determines severance payments and benefits.

Annual Bonus

Our compensation program includes eligibility for an annual incentive cash bonus under our Bonus Plan. The Bonus Plan as in effect for 2007 is designed to offer employees performance-based cash compensation rewarding the achievement of corporate goals, functional goals and an individual’s performance in achieving those goals. The compensation committee and the board adopt a list of the overall corporate goals for the fiscal year and each function of the Company develops a list of key functional goals consistent with the corporate goals. The committee assesses the level of the executive officer’s achievement of and the degree of achievement of goals, both corporate and functional, and the individual’s personal performance in general. The committee selects a “target bonus percentage” for participants. This is a percentage of annual salary, and the percentage is expected to vary among employees. Then weighting factors are applied to the percentage. This means the committee determines what part of the bonus will be attributable to corporate goals, if any, what part to functional goals, if any, and what part to individual performance. Given the industry in which we operate and the long time horizons for bringing our products to the market, the compensation committee does not utilize strict target levels for awarding an annual bonus. Instead, our compensation committee may consider factors such as qualitative achievements in the Company’s functional areas. At the option of the compensation committee, part or all of the bonus may be paid in shares of class A common stock authorized under the Company’s 2002 Omnibus Securities and Incentive Plan.

No bonuses were paid to our executive officers in or for fiscal year 2007. For 2007, the committee, on the recommendation of the chief executive officer, awarded no bonuses to the chief executive officer or any executive officers. Individual performance was not assessed as part of the decision not to award bonuses. Instead, the decision was based on the Company’s overall performance and financial condition.

The compensation committee has adopted and the board of directors has approved, new guidelines for bonus award opportunities in lieu of the program that was in effect during fiscal year 2007. Participants in the bonus plan for any year are those key employees the compensation committee chooses. Participation will be determined year-by-year. The Company anticipates that most or all full-time permanent employees will be eligible. Bonuses may be awarded under the 2008 Incentive Plan being submitted to the stockholders for approval or outside that plan. As set forth in the 2008 Incentive Plan, awards under the 2008 Incentive Plan will be based on performance goals and will be payable in cash, class A common stock or a combination of cash and stock. The compensation committee will be able to determine target amounts, for example as a percentage of salary, condition payments on factors the committee deems appropriate, such as remaining an employee on the date the bonus becomes payable, and other terms of the bonus program. The bonus program will be unfunded and subject to termination at any time.

Long-Term Equity Incentives

We believe that equity-based awards allow us to reward executive officers for their sustained contributions to the Company and provide our officers with a strong link to long-term corporate performance and the creation of stockholder value. In 2005, the compensation committee established a method of awarding options which gives consideration to seniority, contribution potential and leadership potential as well as the salary level of the individual. Our chief executive officer recommends option grants for executive officers and management other than himself based on these factors. He also recommends an aggregate number of optioned shares to be granted to other employees and allocated by management. The compensation committee reviews and decides upon these recommendations and upon any awards to the chief executive officer. The compensation committee then reports its decisions to the board of directors for confirmation by the independent directors.

The compensation committee has recommended and the board of directors has approved and adopted, subject to stockholder approval at the annual meeting, a new incentive plan, the Biopure Corporation 2008 Incentive Plan. This plan is described in Item 2 of this proxy statement. The compensation committee also awarded options after our fiscal year end to the same persons who received options in fiscal 2007. At the time of the fiscal 2007 awards shares available under the 2002 Omnibus Securities and Incentive Plan were being held for payment of bonuses. As no bonuses were paid to any of our officers and only cash bonuses were paid to other employees for fiscal 2007, those shares were available to award in fiscal 2008 according to the methodology used to calculate awards in 2005 and 2007.

Other Compensation

We maintain broad-based benefits that are provided to all employees including health insurance, life and disability insurance, dental insurance and a 401(k) plan, including matching contributions. Generally in connection with new hires, we grant options to purchase shares of common stock in an amount commensurate with the individual’s experience and the responsibilities of the position. In certain limited instances, as determined on a case-by-case basis, we may provide signing and/or performance bonuses for new hires and reimburse for certain relocation expenses.

Termination Based Compensation

Severance. With the exception of Mr. Zafirelis, upon termination of employment, none of our employees are entitled to receive severance payments. For payments due to Mr. Zafirelis, please see “Potential Payments Upon Termination or Change of Control.”

Acceleration of vesting of equity-based awards. Our 2002 Omnibus Securities and Incentive Plan contains provisions for accelerated vesting of equity awards in the event of change of control.

Determination of Fiscal Year 2007 Compensation

The Compensation of Our Chief Executive Officer

We entered into an employment agreement with Mr. Zafirelis as of June 23, 2004. Mr. Zafirelis’ compensation is governed largely by his employment agreement with us. The agreement provides for base salary of no less than $250,000 a year, reviewable at least once each year for increase, and for eligibility to participate in all of the Company’s savings and retirement plans and programs and any other Company plans for the benefit of employees generally or of other senior executives. The agreement also states that Mr. Zafirelis’ annual target cash bonus shall be no less than 50% of his annual base salary. Mr. Zafirelis earned a salary of $250,016 for our fiscal year 2007. In April 2007, we awarded him 17,000 options, which vest over four years.

In 2005 the compensation committee, working with our chief executive officer and our chief financial officer, developed guidelines for annual option awards. The guidelines took into account a number of factors, including an estimated long-term target return in relation to salary and the employee’s position and performance. Awards were made accordingly in 2005, but not in 2006. Returning to the guidelines in 2007, the committee applied those guidelines but reduced the indicated awards to our chief executive officer in order to conserve for other uses shares available under the 2002 Omnibus Securities and Incentive Plan.

The Compensation of Our Other Executive Officers

The process for setting the total compensation and the mix of elements for the other executive officers is similar to that used for Mr. Zafirelis. Upon a review of the individual performance measures established for each executive officer, the compensation committee determined that the overall performance of each such full-time executive officer supported awarding the officers base salaries in fiscal year 2007 in the range of $193,000 to $250,000. Additionally, in April 2007, our other executive officers were awarded 8,000-10,000 options each, which vest over four years. Mr. Wood, our former vice president of operations and acting chief financial officer, was awarded 10,000 options upon his appointment as vice president of operations and acting chief financial officer in October 2007. The same methodology described under “The Compensation of Our Chief Executive Officer” was applied in awarding options to our other executive officers.

Conclusion

Our compensation practices are designed to retain, motivate and reward our executive officers for their performance and contributions to our long-term success.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the board of directors has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis,” and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement on Schedule 14A for filing with the Securities and Exchange Commission.

By the Compensation Committee,

David N. Judelson

Allan R. Ferguson

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation of Our Executive Officers

The following table sets forth information regarding the compensation that we paid to (1) our president and chief executive officer, (2) our former chief financial officer, (3) our now former acting chief financial officer, and (4) our three most highly compensated executive officers, other than our president and chief executive officer and our former chief financial officer and former acting chief financial officer, during the year ended October 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Zafiris G. Zafirelis Chief Executive Officer & President	2007	250,016	—	33,150	6,750	289,916

Francis H. Murphy Former Chief Financial Officer	2007	150,020	—	19,500	4,521	174,041

R. Todd Wood Former Acting Chief Financial Officer	2007	113,055	—	14,000	—	127,055

Jane Kober Senior Vice President, General Counsel & Secretary	2007	231,036	—	19,500	86,750	337,286

Geoffrey J. Filbey Vice President, Engineering	2007	192,866	—	15,600	5,204	213,670

Barry L. Scott Vice President, Business Development	2007	200,018	—	15,600	5,821	221,439

(1)	Options awards valued in each case calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model with the following assumptions for grants made in fiscal 2007 to officers other than Mr. Wood: exercise price and fair market value of $2.75, volatility of 85%, expected term of 5 years, risk-free rate of 4.58%, and estimated forfeiture rate of 0%. The following different assumptions were used for Mr. Wood: exercise price and fair market value of $1.985, volatility of 85%, expected term of 5 years, risk-free rate of 4.34%, and estimated forfeiture rate of 0%.
(2)	Amounts consist of contributions to the officers’ 401(k) accounts and in the case of Ms. Kober also includes $80,000 additional compensation paid annually to her.

Grants of Plan-Based Awards for Fiscal Year 2007

The following table shows information regarding grants of equity awards during the fiscal year ended October 31, 2007 to our executive officers named in the Summary of Compensation Table.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards(1)
Zafiris G. Zafirelis	April 4, 2007	17,000	2.75	$33,150
Francis H. Murphy	April 4, 2007	10,000	2.75	$19,500
R. Todd Wood	October 16, 2007	10,000	1.985	$14,000
Jane Kober	April 4, 2007	10,000	2.75	$19,500
Geoffrey J. Filbey	April 4, 2007	8,000	2.75	$15,600
Barry L. Scott	April 4, 2007	8,000	2.75	$15,600

(1)	Options awards valued in each case calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model with the following assumptions to officers other than Mr. Wood: for executive officers other than Mr. Wood, exercise price and fair market value of $2.75, volatility of 85%, expected term of 5 years, risk-free rate 4.58%, and estimated forfeiture rate of 9%. The following different assumptions were used for Mr. Wood: exercise price and fair market value of $1.985, volatility of 85%, expected term of 5 years, risk-free rate of 4.34%, and estimated forfeiture rate of 0%.

Our compensation package for named executive officers consists of base salary, a possible annual bonus and long term equity incentives. Neither our chief executive officer nor our other executive officers have received cash bonuses in any recent years. Under our Bonus Plan an amount up to 50% of salary was the maximum set for Mr. Zafirelis for 2007, and 25% of salary was the maximum set for our other executive officers. Additionally, Mr. Zafirelis has an employment agreement providing a minimum annual base salary of $250,000, reviewable at least once each year for increase. The agreement has a one-year term that automatically renews for additional one-year terms unless it is terminated by either party at least 30 days before the renewal date. The agreement provides Mr. Zafirelis the ability to participate in all of the Company’s savings and retirement plans and programs and any other Company plans for the benefit of employees generally or of other executives. Additionally, it provides for the reimbursement of reasonable, customary and necessary travel expenses.

We grant stock options and other equity-based awards to our executive officers under our 2002 Omnibus Securities and Incentive Plan. Our stock option program is designed to align the long-term financial interests of our executive officers and our stockholders, to assist in the retention of executive officers by providing potential meaningful ownership interest in the Company that vests over time, and to encourage our executive officers to think and act like owners of the business. Our policy is to generally make awards with a four-year vesting period. The exercise price for all stock options granted in fiscal year 2007 equaled the fair market value of the common stock on the date of the grant. We did not grant any awards of equity, other than options to buy common stock, to executive officers in fiscal year 2007.

We typically grant stock options to new executive officers when they start employment, on an annual basis and upon promotions to positions of greater responsibility. In determining the size of an annual executive grant we consider the position level, the degree to which the executive’s contributions affected our results in the past year, the importance of the executive’s skills to our future success, the size of the executive’s current equity position, and competitive market benchmarks. While it is not a policy, in practice we have not generally made distinctions in amounts awarded between persons at the same executive level.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table shows grants of stock options outstanding on October 31, 2007, the last day of our fiscal year, to each of the executive officers named in the Summary of Compensation Table.

Name	Plan*	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Zafiris G. Zafirelis	2002	June 17, 2003	250		187.50	June 17, 2008
	2002	June 22, 2004	24,999	8,334	21.45	June 22, 2014
	2002	June 22, 2004	12,500	4,167	53.625	June 22, 2014
	2002	June 22, 2004	16,667		32.175	June 22, 2014
	2002	August 22, 2005	7,500	7,500	6.10	August 22, 2015
	2002	April 4, 2007		17,000	2.75	April 4, 2017

Francis H. Murphy	2002	November 17, 1999	1,667		301.80	November 17, 2009
	2002	September 5, 2000	233		533.445	September 5, 2010
	2002	January 15, 2002	205		352.80	January 15, 2012
	2002	January 27, 2003	500		90.15	January 27, 2013
	2002	June 17, 2003	600		187.50	June 17, 2013
	2002	August 22, 2005	7,500	7,500	6.10	August 22, 2015
	2002	April 4, 2007		10,000	2.75	April 4, 2017

R. Todd Wood	2002	October 16, 2007		10,000	1.985	October 16, 2017

Jane Kober	2002	May 1, 1998	1,111		576.00	May 1, 2008
	2002	August 4, 1999	4,445		360.00	August 4, 2009
	2002	September 5, 2000	334		533.445	September 5, 2010
	2002	January 15, 2002	353		352.80	January 15, 2012
	2002	June 17, 2003	600		187.50	June 17, 2013
	2002	August 22, 2005	7,500	7,500	6.10	August 22, 2015
	2002	April 4, 2007		10,000	2.75	April 4, 2017

Geoffrey J. Filbey	2002	January 19, 1998	889		576.00	January 19, 2008
	2002	August 4, 1999	590		360.00	August 4, 2009
	2002	September 5, 2000	200		533.445	September 5, 2010
	2002	January 15, 2002	179		352.80	January 15, 2012
	2002	June 17, 2003	400		187.50	June 17, 2013
	2002	August 22, 2005	4,980	4,980	6.10	August 22, 2015
	2002	April 4, 2007		8,000	2.75	April 4, 2017

Barry L. Scott	2002	May 20, 2002	833		223.80	May 20, 2012
	2002	January 27, 2003	333		90.15	January 27, 2013
	2002	June 17, 2003	400		187.50	June 17, 2013
	2002	August 22, 2005	5,290	5,290	6.10	August 22, 2015
	2002	April 4, 2007		8,000	2.75	April 4, 2017

*	We granted options under predecessor plans as well as the 2002 Omnibus Securities and Incentive Plan, but the predecessor plans were terminated and their shares and outstanding awards incorporated into the 2002 Plan.

Options shown in the foregoing table that are unexercisable vest as follows:

Name	Grant Date	Unexercisable	Vesting Date	Number of Shares Vesting
Zafiris G. Zafirelis	June 22, 2004	8,334	June 22, 2008	8,334
	June 22, 2004	4,167	June 22, 2008	4,167
	August 22, 2005	7,500	August 22, 2008	3,750
			August 22, 2009	3,750
	April 4, 2007	17,000	April 4, 2008	4,250
			April 4, 2009	4,250
			April 4, 2010	4,250
			April 4, 2011	4,250

Francis H. Murphy	August 22, 2005	7,500	August 22, 2008	3,750
			August 22, 2009	3,750
	April 4, 2007	10,000	April 4, 2008	2,500
			April 4, 2009	2,500
			April 4, 2010	2,500
			April 4, 2011	2,500

R. Todd Wood	October 16, 2007	10,000	October 16, 2008	2,500
			October 16, 2009	2,500
			October 16, 2010	2,500
			October 16, 2011	2,500

Jane Kober	August 22, 2005	7,500	August 22, 2008	3,750
			August 22, 2009	3,750
	April 4, 2007	10,000	April 4, 2008	2,500
			April 4, 2009	2,500
			April 4, 2010	2,500
			April 4, 2011	2,500

Geoffrey J. Filbey	August 22, 2005	4,980	August 22, 2008	2,490
			August 22, 2009	2,490
	April 4, 2007	8,000	April 4, 2008	2,000
			April 4, 2009	2,000
			April 4, 2010	2,000
			April 4, 2011	2,000

Barry L. Scott	August 22, 2005	5,290	August 22, 2008	2,645
			August 22, 2009	2,645
	April 4, 2007	8,000	April 4, 2008	2,000
			April 4, 2009	2,000
			April 4, 2010	2,000
			April 4, 2011	2,000

Options Exercised and Stock Vested in Fiscal Year 2007

None of our executive officers named in the Summary of Compensation table exercised any stock options during the fiscal year ended October 31, 2007. In 2007 restricted stock awarded in 2004 vested as follows:

Name	No. of Shares Acquired on Vesting (#)	Valued Realized on Vesting ($)
Francis H. Murphy	266	693
Jane Kober	333	866
Geoffrey J. Filbey	233	606
Barry L. Scott	233	606

Pension Benefits in Fiscal Year 2007

We do not have any plans providing for payments or other benefits at, following, or in connection with, retirement.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans for

Fiscal Year 2007

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

We have agreements and plans that may require us to make payments or provide benefits to the executive officers named in the Summary of Compensation table in the event of a termination of employment or a change of control. The following tables summarize the potential payments to each named executive officer assuming that the triggering event occurred on October 31, 2007, the last day of our fiscal year. We have assumed a price per share of our common stock of $1.07, which was the closing price of our stock on October 31, 2007.

Our Chief Executive Officer

Under Mr. Zafirelis’ employment agreement, if he is terminated by the Company other than for “Cause,” as defined, or due to death or disability or if he terminates his employment voluntarily for “Good Reason,” as defined, he will be entitled to (i) one year’s base salary payable in a lump sum, (ii) an amount equal to the total bonus payments made to him during the preceding calendar year or if no bonus was paid that preceding year, 50% of his base salary, (iii) a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Internal Revenue Code and (iv) the acceleration of vesting of any unvested stock options. Additionally, the Company will pay its proportionate share of Mr. Zafirelis’ medical insurance continuation coverage for one year.

Under Mr. Zafirelis’ employment agreement, “Good Reason” means the occurrence of any of the following events:

i. a reduction of Mr. Zafirelis’ base salary or target bonus without his prior written consent;

ii. the diminution, without his consent, of Mr. Zafirelis’ title, authority, duties or responsibilities under the agreement, or the assignment of duties that are inconsistent with his position as chief executive officer of a public company;

iii. the Company requiring Mr. Zafirelis to be based in an office other than the Company’s headquarters, and such headquarters must be within a 30-mile radius of Cambridge, Massachusetts;

iv. material breach of the agreement by the Company which has not been cured within thirty days after a notice of termination has been given to Mr. Zafirelis;

v. the removal of Mr. Zafirelis from the Company’s board of directors or Mr. Zafirelis not being re-nominated or re-elected to the board; or

vi. failure by the Company to obtain the assumption of its obligations under the agreement in writing by any successor within thirty days of such succession.

All of Mr. Zafirelis’ options will vest in the event of a “Change of Control” as defined in the Company’s 2002 Omnibus Securities and Incentive Plan. Mr. Zafirelis’ employment agreement provides that he will be eligible for additional option awards from time to time along with other senior executives, but any grants are to be in the sole discretion of the compensation committee. In the event of termination of employment by the Company with cause or voluntarily by him, he will be entitled to receive all amounts accrued through the date of termination, including a pro rata bonus for the year of termination calculated and payable after year-end in accordance with the existing bonus programs, policies or practices then in place. Additionally, under Mr. Zafirelis’ agreement, he is subject to a non-competition and non-solicitation period for one year post-termination.

Termination without Cause, with Good Reason or in connection with a Change of Control*
($)
Mr. Zafirelis’ Estimated Benefits and Payments Upon Termination
Base Salary	250,000
Bonus Payment	125,000
Acceleration of Vesting of Equity	14,600
Perquisites and Other Personal Benefits	17,000
Gross-up Payments for Change of Control Excise Taxes	—

Total	406,600

*	We used the following assumptions to calculate these payments:

•

We valued stock options accelerated using the closing price of our common stock on The Nasdaq Capital Market on October 31, 2007, which was $1.07 per share, utilizing the same assumptions that we utilize under SFAS No. 123R for our financial reporting.

•

We assumed that termination is not for Cause, the executive does not violate his or her non-competition or non-solicitation agreements with us following termination, the executive does not receive medical insurance coverage from another employer within one year of termination or change of control and the executive does not incur legal fees requiring reimbursement from us.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles.

Our Other Executive Officers

None of our other named executive officers have entered into employment agreements with the Company. Pursuant to our 2002 Omnibus Securities and Incentive Plan, unless otherwise provided in an award agreement, the plan provides that in the event of a “Change of Control,” as defined in the plan, and the termination of employment of an option holder, the holder’s outstanding awards will become fully vested and immediately exercisable and all transfer restrictions will lapse.

The definition of “Change of Control” under the plan includes:

i. the consummation of any consolidation, reorganization, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than a merger or share exchange of the Company in which the holders of the Company’s common stock immediately prior to the merger continue to represent at least 50% of the combined voting power of the surviving corporation or its parent corporation immediately after the merger or share exchange;

ii. the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

iii. the shareholders of the Company approving any plan or proposal for liquidation or dissolution of the Company;

iv. any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), including any “group” (as defined in Section 13(d)(3) of the Exchange Act) (which shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company’s outstanding common stock; or

v. within any 24-month period, the persons who were directors of the Company immediately before the beginning of such period (an “Incumbent Director”) shall cease (for any reason other than death, disability or retirement) to constitute at least a majority of the Company’s board of directors or the board of directors of any successor to the Company, provided that, any director who was not a director as of the effective date of the Plan shall be deemed to be an Incumbent Director if such director was elected to the Company’s board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this definition.

The following table shows the present value of accelerating the vesting of stock options held at October 31, 2007, by the named persons.

	Termination in Connection with a Change of Control* ($)
Executive Benefits and Payments Upon Termination	Mr. Murphy	Mr. Wood	Ms. Kober	Mr. Filbey	Mr. Scott
Acceleration of Vesting of Equity	8,692	6,286	8,692	6,541	6,667

*	We used the following assumptions to calculate these payments:

•

We valued stock options using the closing price of our common stock on The Nasdaq Capital Market on October 31, 2007, which was $1.07 per share, utilizing the same assumptions that we utilize under SFAS 123(R) for our financial reporting.

•

We included the estimated present value of accelerating any award of stock options that is accelerated upon a termination in connection with a change of control, with the assumption that all such awards would be cashed out at closing. See the table titled “Outstanding Equity Awards at Fiscal Year-End 2007” for information about unvested equity awards.

DIRECTOR COMPENSATION

Director Compensation Policy

Each director who is not an employee is eligible to receive compensation from us for his services as a member of our board of directors or any of its standing committees. The standard compensation of non-employee directors consisted in 2007 of an annual grant of options to purchase 4,000 shares of class A common stock. Each option grant permits the holder to purchase shares at their fair market value on the date of grant. Mr. Pieper is also paid $15,000 annually for serving as a director and $20,000 annually for serving as chairman of the audit committee. Mr. Zafirelis, the only director who also is an employee of the Company, receives no additional compensation for service as a director. The Company anticipates a review of the director compensation to take place and any change implemented during fiscal year 2008.

The following table sets forth a summary of the compensation earned by our directors in fiscal 2007:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
David N. Judelson	—	7,800	—	7,800
Allan Ferguson(2)	—	7,800	—	7,800
Daniel P. Harrington	—	7,800	—	7,800
C. Everett Koop, MD	—	7,800	—	7,800
Guido J. Neels	—	7,800	—	7,800
Jay B.Pieper	35,000	7,800	—	42,800

(1)	Options awards valued in each case calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model with the following assumptions: exercise price and fair market value of $2.75, volatility of 85%, expected term of 5 years, risk-free rate of 4.58%, and estimated forfeiture rate of 0%.
(2)	Elected to the board on April 4, 2007.

Compensation Committee Interlocks and Insider Participation

Neither member of the board’s compensation committee is or has been an officer or employee of the Company. Jane Kober, Senior Vice President and General Counsel, serves as a member of the board of directors of HTV Industries, Inc., of which Mr. Harrington is president; she does not serve on HTV’s compensation committee. No executive officer of Biopure serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Certain Relationships and Related Transactions

The Company employs Melissa Zafirelis, daughter of our chief executive officer, as Director, Clinical Operations. Her total compensation paid for 2007, including bonus, was $135,264. Her current salary is $138,902. This transaction was reviewed at the time of her hiring by the then members of the compensation committee. In 2007 and 2008 it was reviewed by the audit committee. Mr. Zafirelis did not attend these meetings. The audit committee reviews all related party transactions. The only such transactions to date have related to employment of family members of directors or officers. The factors considered in such an employment situation are (1) qualifications for the position, (2) report of a disinterested supervisor on performance and (3) compensation and other costs, if any, to the Company. The overall policy is to determine that the transaction is on arm’s length terms and is in the best interest of the Company. The committee reviews, among other things, compensation information prepared by the Company’s human resources director. This policy and related procedures are not written but are evidenced in materials presented to the audit committee and the committee deliberations.

To identify related party transactions, each year, we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We also review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. The Company’s Conflict of Interest Policy requires all directors and officers to avoid activities that could raise a conflict of interest. Activities that could give rise to a conflict of interest or constitute a related party transaction require approval by the disinterested directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the Company’s independent registered public accounting firm for fiscal year 2007. Services provided to the Company and its subsidiaries by Ernst & Young LLP (Ernst & Young) for fiscal 2007 included the audit of the Company’s consolidated financial statements, limited reviews of quarterly reports and services related to offerings of securities and filings with the Securities and Exchange Commission.

Fees for professional services provided by Ernst & Young in each of the last two fiscal years, in each of the following categories were:

	Fiscal 2007	Fiscal 2006
Audit Fees	$356,215	$325,380
Audit-Related Fees	0	9,500
Tax Fees	14,012	38,497
All Other Fees	0	0

	$370,227	$373,377

Audit fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, consents related to filings with the SEC and issuances of comfort letters, and services related to management’s assessment of, and the effective operation of internal control over financial reporting. Audit-related fees included accounting consultations and consultations regarding internal control over financial reporting. Tax fees included tax compliance and tax services rendered to our European subsidiary. All of the services were pre-approved by the audit committee or its chairman, as described under “Audit Committee.” We are not aware that any work was performed by persons other than full-time, permanent employees of Ernst & Young LLP.

On February 15, 2008, Ernst & Young LLP (Ernst & Young), our independent registered public accounting firm, informed us that it is declining to stand for reappointment for the fiscal 2008 audit. Ernst & Young has agreed to be engaged for the review of our interim consolidated financial statements to be included in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2008.

The Ernst & Young report on the Company’s financial statements for the past two years, fiscal years 2006 and 2007, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, other than a “going concern” modification. During fiscal years 2006 and 2007, as well as the interim periods since fiscal year end 2007, through February 15, 2008, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its audit report.

There were no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended October 31, 2006 and 2007 or the subsequent interim periods through February 15, 2008, except for the material weakness concerning the Company’s accounting for the impairment of long-lived assets, which we reported in “Item 9A. Controls and Procedures,” of our Annual Report on Form 10-K for fiscal year 2007.

We have not engaged a new independent registered public accounting firm for the fiscal year ending October 31, 2008.

ITEM 1—ELECTION OF DIRECTORS

Directors Standing for Election

The board of directors is currently divided into three classes having three-year terms that expire in successive years.

The current term of office of directors in Class III expires at the 2008 annual meeting. The board of directors proposes that David N. Judelson and Guido J. Neels, each of whom is currently serving as a Class III director, be re-elected for a new term of three years and until their successors are duly elected and qualified.

If either of the nominees becomes unavailable to serve as a director, the board may designate a substitute nominee. In that case, the persons named as proxies will vote upon the substitute nominee designated by the board.

Class III Directors. The directors standing for election:

David N. Judelson, 79, is a co-founder and has served as Vice Chairman of Biopure since 1984. In 1956 Mr. Judelson also co-founded Gulf and Western Industries, Inc., renamed Paramount Communications, Inc., where he served as President and Chief Operating Officer from 1967 to 1983. Mr. Judelson holds a bachelor of mechanical engineering degree from New York University College of Engineering.

Guido J. Neels, 59, became a director of Biopure in 2005. He has been a partner of Essex Woodlands Health Ventures, a venture capital firm, since 2006. From 2004 until retiring in 2005, Mr. Neels served as chief operating officer of Guidant Corporation, a world leader in the development of cardiovascular medical products, where he was responsible for the global operations of Guidant’s four operating units: Cardiac Rhythm Management, Vascular Intervention, Cardiac Surgery and Endovascular Solutions. He holds a M.B.A. degree from Stanford University and a business engineering degree from the University of Leuven in Belgium.

Directors Continuing in Office

Class I Directors. The following directors have terms ending in 2009:

Allan R. Ferguson, 65, has served as a director of Biopure since April 4, 2007. Mr. Ferguson retired as a senior partner of the 3i Venture Capital Group until March 2007. He was also formerly a managing partner of Aspen Ventures and a general partner of Atlas Ventures. He is also a director of Autoimmune Inc., TransMedics Inc., Ulthera Inc., Xthetix Inc. and ZONARE Medical Systems.

C. Everett Koop, M.D., 91, has served as a director of Biopure since 1990. Dr. Koop served as a director of Biotronics, a pharmaceutical company. Dr. Koop served as the Surgeon General of the United States from 1981 until 1989 and continues to educate the public about health issues through his writings and the electronic media, as Senior Scholar of the C. Everett Koop Institute at Dartmouth College. Dr. Koop received an Sc.D. degree from the Graduate School of the University of Pennsylvania, an M.D. degree from the Cornell University Medical College and an A.B. degree from Dartmouth College.

Zafiris G. Zafirelis, 63, has been President, Chief Executive Officer and a director of Biopure since 2004. In January 2006 he was elected Chairman of the board. From 2002 to 2004 he was Chief Executive Officer and a director of MedQuest Products, a developer of implantable ventricular assist devices. From 1996 until 2002 he was Chief Executive Officer of CardiacAssist, Inc., where he also served as a director beginning in 2000. He holds a graduate diploma in chemistry from the University of Rhodesia and an M.B.A. from the University of Southern California.

Class II Directors. The following directors have terms ending in 2010:

Daniel P. Harrington, 52, has served as a director of Biopure since 1999. He has been President of HTV Industries, Inc. since 1991. HTV Industries, Inc. is a holding company with manufacturing operations and investments in various industries. He holds a B.B.A. degree from Stetson University and an M.B.A. from Xavier University. Mr. Harrington is a director of Churchill Downs, Inc., Portec Rail Products, Inc. and First State Financial Corporation.

Jay B. Pieper, 64, has served as a director of Biopure since 2004. Since 1995, Mr. Pieper has served as Vice President for Corporate Development and Treasury Affairs for Partners HealthCare Systems, Inc., the parent of Brigham and Women’s Hospital and Massachusetts General Hospital. He is a director of Eclipsys Corporation, a provider of software to healthcare providers.

The board has determined that all members of the board, except our chief executive officer, Zafiris G. Zafirelis, and Guido J. Neels, are “independent,” as defined in the listing standards of The Nasdaq Stock Market. In making this determination, the board considered all provisions of the definition in the listing standards, and in Mr. Neels’ case the fact that his son-in-law, Todd Wood, was an officer of the Company for a period of time spanning fiscal years 2007 and 2008.

Vote Required

The two nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Item 1. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or both of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES.

ITEM 2—PROPOSAL TO APPROVE THE BIOPURE CORPORATION 2008 INCENTIVE PLAN

At a meeting on February 19, 2008, our board of directors adopted, subject to stockholder approval, the Biopure Corporation 2008 Incentive Plan, which we refer to in this item as the “plan”. This summary of the plan is qualified in its entirety by reference to the full text of the plan, which is included as Appendix A to this proxy statement.

Summary of Plan

Our board of directors believes that the plan will help attract and retain qualified persons to serve as key employees, consultants, advisors, and directors of the Company and align the interests of such plan participants with those of the stockholders. The plan provides for the grant of both incentive and nonstatutory stock options, stock appreciation rights, restricted and unrestricted stock awards, stock units, performance awards, cash awards or other awards exercisable for or convertible into our class A common stock.

The plan authorizes the issuance of up to 7,400,000 shares of our class A common stock. The shares are subject to adjustment for stock splits, stock dividends and certain transactions affecting our capital stock. The closing price of our class A common stock on February 15, 2008 was $0.45, as reported by The Nasdaq Capital Market. The following shares of stock may not again be made available for issuance as awards under the plan: (i) shares of stock not issued or delivered as a result of the net settlement of an outstanding SAR or option, (ii) shares of stock used to pay the exercise price or withholding taxes related to an outstanding award, or (iii) shares of stock repurchased on the open market with the proceeds of the option exercise price.

No awards may be made under the plan after February 18, 2018.

Stock Options Granted during Fiscal Years 2007, 2006 and 2005

During the three fiscal years ended October 31, 2007, the only equity based compensation awarded constituted stock options under our 2002 Omnibus Securities and Incentive Plan. Those option awards are shown in the footnotes to the audited financial statements for the respective years, as set forth in the related Annual Reports on Form 10-K. The information is given below to give effect to a one-for-five reverse stock split that occurred in October 2007.

Stock Options Granted

Fiscal Year 2007: 729,083

Fiscal Year 2006:   67,400

Fiscal Year 2005: 315,300

Administration and Eligibility

The plan will be administered by the compensation committee of our board of directors. The compensation committee has full power to interpret the plan, determine eligibility for and grant awards or determine, modify or waive terms of any award under the plan. The compensation committee may delegate duties and responsibilities to one or more of its members and may delegate certain functions to officers and other employees.

Persons eligible to participate in the plan include key employees, consultants, advisors and directors, as determined by the compensation committee. As of February 8, 2008, approximately 93 employees and directors would be eligible to receive grants under the plan if it were approved. There are no consultants or advisors considered to be eligible at this time.

Grants Under the Plan

The exercise price of all awards granted under the plan requiring exercise must be at least equal to the fair market value of our class A common stock on the date of grant, or such higher amount as the compensation committee may determine in connection with the grant. Awards requiring exercise will have a maximum term not to exceed seven years from the date of grant. The compensation committee may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to stock subject to an award.

Stock options and stock appreciation rights granted under the plan will have terms, including those relative to vesting and period of exercise, prescribed by the compensation committee. If the compensation committee does not provide otherwise, those options or rights must generally be exercised within three months after the end of a participant’s status as our employee, director, consultant or advisor, or within one year after that participant’s death, but in no event later than the expiration of the award term. Incentive stock options may be granted only to employees.

The compensation committee may not provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to stock subject to an award.

Under the plan, the compensation committee may grant awards denominated in cash or stock that are conditioned on the achievement of performance criteria other than the mere continuation of service or the mere passage of time. For performance awards intended to qualify as performance-based for the purposes of Section 162(m) of the Internal Revenue Code, other than stock options or stock appreciation rights, the plan and such performance award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the award for the performance-based compensation exception under Section 162(m). With respect to such performance awards, the compensation committee will pre-establish, in writing, one or more specific performance criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the performance award, the compensation committee will certify whether the applicable performance criteria have been attained and such determination will be final and conclusive. No performance award intended to qualify as performance-based for the purposes of Section 162(m) may be granted after the first meeting of the stockholders of the Company held in 2013 until the listed performance measures set forth in the definition of performance criteria under the plan (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m), unless such grant is made contingent upon such approval.

For purposes of performance awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a performance criterion means an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; adequacy of working capital; clinical trial milestones; preclinical study milestones; regulatory milestones; regulatory approvals; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A performance criterion and any targets with respect thereto determined by the compensation committee need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the compensation committee may provide in the case of any award intended to qualify for that exception that one or more of the performance criteria applicable to the award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criterion or criteria.

The maximum number of shares of stock for which options and stock appreciation rights may be granted to any particular participant in a calendar year will be, in each case, 3,500,000, and the maximum number of shares of stock subject to performance awards that may be delivered to any particular participant in any calendar year will be 3,500,000. The maximum amount payable in cash awards to any participant in a calendar year will be $2,000,000. These limits are subject to adjustment for changes in our capital structure or capitalization that affect the number of outstanding shares of our class A common stock. These limits are in the plan for purposes of Section 162(m) of the Internal Revenue Code. They do not represent current or anticipated guidelines for actual awards.

Awards under the plan which are neither options nor SARs will be limited to 50% of the stock subject to the plan (and such 50% limit shall apply to any additional shares of stock that might be added from time to time by amendments to the plan).

Except as otherwise determined by the compensation committee and subject to the provisions of the plan, awards may not be transferred, except by will or the laws of descent and distribution or (if the award is not an incentive stock option) by gift to any family member.

Termination of Employment of Service to the Company

Each award agreement will set forth the participant’s rights with respect to each award following termination of employment or consulting or advising relationship with the company or service on our board of directors.

New Plan Benefits

If the plan is approved, the number of options that will be received by or allocated to the named executive officers (as defined under “Executive Compensation”), all current executive officers as a group, all current directors who are not executive officers as a group and all current employees who are not executive officers as a group, is not determinable at this time, because such benefits will be awarded in the future at the discretion of our board of directors.

Tax Withholding

Under the plan, the compensation committee will withhold taxes as it deems necessary, including withholding of shares.

Amendments

The compensation committee may amend the plan, subject to such stockholder approval, as our board of directors determines to be necessary or advisable, and terminate the plan at any time as to any future grants of awards. The compensation committee may amend or terminate any outstanding award, but any such action shall require the participant’s consent unless the compensation committee determines that the action would not materially and adversely affect the participant unless the compensation committee reserved the right to do so at the time of the Award. As the compensation committee has the ability to determine eligibility and awards made in the plan, the plan will not require amendment to alter the allocation of benefits between the persons and groups listed in the table above.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or to cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs without stockholder approval.

Other Features of the Plan

In the event of a “covered transaction,” as defined in the plan (including fundamental changes such as a merger, sale or dissolution of the Company), in which there is an acquiring or surviving entity, the compensation committee may provide for the assumption or substitution of some or all outstanding awards by such acquiring or surviving entity. If the covered transaction is one in which holders of our class A common stock will receive a payment upon consummation of the transaction, the compensation committee may provide for a cash-out payment with respect to some or all of the awards. In the absence of an assumption or substitution, each award will become fully exercisable prior to the covered transaction on a basis that gives the holder of the award a reasonable opportunity, as determined by the compensation committee, to participate as a stockholder in the covered transaction following exercise, and the award will terminate upon consummation of the covered transaction. The compensation committee may impose restrictions on cash-out amounts or amounts obtained in respect of other accelerated awards. In the case of restricted stock, the compensation committee may require that any amounts delivered, exchanged or otherwise paid in respect of such stock in connection with the covered transaction be placed in escrow or otherwise made subject to such restrictions as the compensation committee deems appropriate.

Federal Income Tax Consequences Relating to the Plan

The following is a brief summary of the principal federal income tax consequences related to options to be awarded under the plan. This summary is based on our understanding of current federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Nonstatutory stock options. An optionee does not realize taxable income when a nonstatutory option is granted. When the option is exercised, the optionee recognizes ordinary income (subject to withholding if the optionee is an employee) in an amount equal to the difference between the amount paid for the shares and the fair market value of the shares on the date of exercise. Subject to certain limitations of the Internal Revenue Code, we are allowed a tax deduction for the same amount. When the shares are disposed of, any additional gain or loss is treated as short-term or long-term capital gain or loss, depending on the holder’s holding period in the shares. We are not allowed any additional tax deduction. Special rules may apply if the exercise price is paid by tendering our stock.

Incentive stock options. An optionee does not realize taxable income when an incentive stock option is granted or, except as discussed in the next paragraph, exercised. A taxable event occurs when the shares are disposed of. The tax treatment depends on how long the shares are held before the disposition. When shares that have been held for two years from the date of grant and one year from the date of exercise are disposed of, any amount realized in excess of the amount paid for the shares will be taxed to the optionee as long-term capital gain and any loss will be a long-term capital loss. We are not allowed a tax deduction for the amount realized by the optionee. If an optionee disposes of the shares before meeting the one-year and two-year holding periods, the disposition constitutes a “disqualifying disposition,” and an amount equal to the excess (if any) of the fair market value of the shares at the time of exercise (or, if less, the amount realized on a sale of shares to an unrelated party), over the amount paid for the shares is taxed to the optionee as ordinary income. Subject to certain limitations of the Internal Revenue Code, we are allowed a tax deduction for the income realized by an optionee in a disqualifying disposition. Any further gain recognized will be short-term or long-term capital gain and will not result in any deduction for us. Special rules may apply if the exercise price is paid by tendering our stock.

Under the so-called “golden parachute” provision of the Internal Revenue Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the plan, may be subject to an additional 20% federal tax and may not be deductible to the Company.

The excess of the fair market value of the option shares on the date of exercise of an incentive stock option over the exercise price will be included in alternative minimum taxable income for the purpose of calculating the optionee’s alternative minimum tax (AMT) in the year of exercise. AMT is based on the amount of the taxpayer’s alternative minimum taxable income that exceeds an exemption amount. Alternative minimum taxable income is the taxpayer’s taxable income with adjustments to reflect special tax treatment of certain items (including incentive stock options). The taxpayer is required to pay the higher of the regular income tax or AMT. For purposes of computing AMT in the year the stock is sold, any gain on the sale is reduced by the amount included in alternative minimum taxable income in the year of exercise. If a taxpayer is required to pay AMT as a result of the exercise of an incentive stock option, the taxpayer may be able to credit a portion of AMT against regular tax liability in later years. A disqualifying disposition in the year of exercise will generally avoid the AMT consequences of exercise of an incentive stock option.

Awards under the plan are intended either to be exempt from the rules of Section 409A of the Internal Revenue Code or to satisfy those rules and shall be construed accordingly. However, the Company will not be liable to any participant or other holder of an award with respect to any award-related adverse tax consequences arising under Section 409A or any other provision of the Internal Revenue Code.

The foregoing discussion is not a complete description of the federal income tax aspects of options to be granted under the plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax, federal employment tax, or other federal tax consequences that may be associated with the plan.

Vote Required

To approve Item 2, stockholders holding a majority of Company common stock present or represented by proxy at the meeting and entitled to vote on this matter must vote FOR the proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on Item 2, and there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on Item 2, your shares will not be voted in favor of the Proposal, and will have the same effect as a vote against the Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THIS PROPOSAL

STOCK OWNERSHIP

The table below shows the only beneficial owner known to us of more than 5% of our class A common stock, the only class of voting securities of Biopure. The source of the information about this stockholder is lists of Company stockholders. The table also shows the amount of class A common stock of Biopure beneficially owned by our directors, each of the officers named in the table under the caption “Summary of Compensation of Our Executive Officers”, and the directors and executive officers as a group. All information is as of January 31, 2008, except that the information for the beneficial owner of more than 5% is as of January 23, 2008. Ownership consists of sole voting and investment power, except as described in footnotes below the table and except that the Company does not know the nature of the beneficial ownership of the owner of more than 5% of the class A common stock.

	Class A Common Stock
Name of Beneficial Owner	Beneficial Ownership	Percent of Class A Common Stock
Allen D. Gunn 725 Key Royale Dr. Holmes Beach, FL 34217	2,098,439	6.0

David N. Judelson(1)	685,485	1.94

Daniel P. Harrington(2)	71,634	*

C. Everett Koop, M.D.(3)	17,564	*

Guido Neels(4)	23,666	*

Allan R. Ferguson(5)	364,490	1.03

Jay B. Pieper(6)	12,599	*

Zafiris Zafirelis(7)	87,356	*

Jane Kober(8)	14,786	*

Francis H. Murphy(9)	27,532	*

Barry L. Scott(10)	7,289	*

Geoffrey J. Filbey(11)	9,938	*

All Executive Officers and Directors as a Group (11 persons)	1,322,340	3.74

*	Less than one percent
(1)	Mr. Judelson’s shares consist of 376,026 shares, exercisable warrants to purchase 290,572 shares and options exercisable 60 days from January 31, 2008 to purchase 18,887 shares. Mr. Judelson’s shares do not include 3,527 shares and exercisable warrants to purchase 688 shares owned by his wife, as to which he disclaims beneficial ownership.
(2)	Mr. Harrington’s shares consist of 56,646 shares and exercisable warrants to purchase 1,261 shares for which he shares voting and investment power, and options exercisable 60 days from January 31, 2008 to purchase 13,664 shares.
(3)	Dr. Koop’s shares consist of exercisable warrants to purchase 233 shares and options exercisable 60 days from January 31, 2008 to purchase 17,331 shares.
(4)	Mr. Neels’ shares include 13,400 shares and options exercisable 60 days from January 31, 2008 to purchase 10,266 shares.
(5)	Mr. Ferguson’s shares consist of 185,881 shares, exercisable warrants to purchase 174,943 shares and options exercisable 60 days from January 31, 2008 to purchase 3,666 shares.
(6)	Mr. Pieper’s shares include options exercisable 60 days from January 31, 2008 to purchase 11,999 shares.

(7)	Mr. Zafirelis’ shares include exercisable warrants to purchase 11,720 shares and options exercisable (Notes confirmed) 60 days from January 31, 2008 to purchase 61,916 shares.
(8)	Ms. Kober’s shares include options exercisable within 60 days of January 31, 2008 to purchase 14,343 shares.
(9)	Mr. Murphy’s shares include options exercisable 60 days from January 31, 2008 to purchase 25,000 shares.
(10)	Mr. Scott’s shares include options exercisable 60 days from January 31, 2008 to purchase 6,856 shares.
(11)	Mr. Filbey’s shares include options exercisable 60 days from January 31, 2008 to purchase 2,093 shares.
(12)	Includes options exercisable 60 days from January 31, 2008 to purchase 190,277 shares and exercisable warrants to purchase 478,729 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of filings with the Securities and Exchange Commission and written representations of reporting persons that no other reports were required, the Company believes that all of the persons required to report complied during fiscal 2007 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 except for three instances of late reporting. On April 4, 2007, Allan H. Ferguson was elected to the board of directors. The Company timely filed a Form 3 in connection with his becoming a director, but by an oversight did not report an award of an option to purchase 4,000 shares of class A common stock granted to him as standard director compensation (as described elsewhere in this proxy statement) on the same day as his election to the board. Guido Neels purchased 10,000 shares of class A common stock in the open market on November 1, 2007. By inadvertence, neither he nor his broker advised the Company, which files on his behalf, immediately of the purchase. A late Form 4 filing was made on November 6, 2007. Robert D. Prentiss was appointed our principal accounting officer in October 2007. The Company failed to advise him of a need to begin to file under Section 16(a). When the oversight was discovered, he filed a Form 3 report on January 30, 2008.

OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder. However, we do not believe that other business can come before the meeting, given the advance notice procedures in our bylaws, described below.

ADDITIONAL INFORMATION

Advance Notice Procedures. Under the Company’s bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes stockholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) or is otherwise brought before the meeting by or at the direction of the board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 45 or more than 75 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

Stockholder Proposals for the 2009 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s annual meeting of stockholders in 2009 may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be received by the Company’s secretary no later than October 26, 2008.

Stockholder Communications with the Board. Stockholders wishing to communicate with the board of directors, or with a specific director, may do so by writing to the board of directors, or to the particular director, and delivering the communication in person or mailing it to the board of directors, or to the particular director, care of the Company’s Secretary at the address appearing on the cover page of this proxy statement. All such communications will be delivered to the board or to the particular director to whom they are addressed.

Proxy Solicitation Costs. The proxies solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Householding of Meeting Materials. Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Biopure Corporation, 11 Hurley Street, Cambridge, Massachusetts 02141, or telephone Investor Relations at 617-234-6500. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should check the appropriate box on your proxy card, contact your bank, broker or other nominee record holders, or you may contact us.

APPENDIX A

BIOPURE CORPORATION

2008 INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. A maximum of 7,400,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. The following shares of Stock may not again be made available for issuance as awards under the Plan: (i) shares of Stock not issued or delivered as a result of the net settlement of an outstanding SAR or option, (ii) shares of Stock used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) shares of Stock repurchased on the open market with the proceeds of the option exercise price. The limits set forth in this Section 4(a) shall be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan. Awards under the Plan which are neither options nor SARs, i.e., rewards not requiring exercise for the Participant to realize the benefit of the Award, shall be limited to 50% of the Stock subject to the plan (and such 50% limit shall apply to any additional shares of Stock that might be added from time to time by amendments to the Plan).

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 3,500,000. The maximum number of shares of Stock subject to Performance Awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) granted to any person in any calendar year will be 3,500,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $2,000,000. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.	RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after February 18, 2018 but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards requiring exercise) may be exercised only by the Participant. The Administrator may permit Awards other than ISOs to be transferred by gift, subject to such limitations as the Administrator may impose.

(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the rules of (A) through (D) below will apply:

(A) Subject to (B), (C) and (D) below, immediately upon the cessation of the Participant’s Employment each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B) Notwithstanding (A) above, but subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate.

(C) Notwithstanding (A) and (B) above, all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of the one year period ending with the first anniversary of the Participant’s death or the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate.

(D) Notwithstanding (A) and (B) above, all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6) Dividend Equivalents, Etc. The Administrator may not provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. There shall be no entitlement to dividend equivalents or similar entitlements.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m), other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in 2013 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(9) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(10) Section 409A. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.

(11) Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefore, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Awards Requiring Exercise

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Fair market value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or to cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs without stockholder approval.

(3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock (subject to such holding period requirements, if any, as the Administrator may impose) that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) Maximum Term. Awards requiring exercise will have a maximum term not to exceed seven (7) years from the date of grant.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefore by the acquirer or survivor or an affiliate of the acquirer or survivor.

(2) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(2) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

(3) Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction; provided, that to the extent acceleration pursuant to this Section 7(a)(3) of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award shall not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary, consistent with Section 409A, to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 7, replicate the prior terms of the Award.

(4) Termination of Awards Upon Consummation of Covered Transaction. Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above; (ii) Awards converted pursuant to the proviso in Section 7(a)(3) above into an ongoing right to receive payment other than Stock; and (iii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below).

(5) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: Biopure Corporation, a Delaware corporation, and any successor thereto.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing, in the case of any Award providing for “nonqualified deferred compensation” subject to Section 409A, all provisions of the Award, if any, that relate to termination or employment, termination of service and similar terms shall be construed and administered consistent with the “separation from service” rules under Section 409A.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; adequacy of working capital; clinical trial milestones; preclinical study milestones; regulatory milestones; regulatory approvals; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Biopure 2008 Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Class A Common Stock of the Company, par value $ .01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

INVESTOR RELATIONS 11 HURLEY STREET CAMBRIDGE, MA 02141

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Biopure Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BIOPU1	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	BIOPURE CORPORATION

	Vote On Directors
		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	1. Election of Class II Directors.	All	All	Except

	Nominees:

	01) David N. Judelson	0	0	0
	02) Guido J. Neels

Vote On Proposal					For	Against	Abstain
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2. A proposal to approve the Biopure Corporation 2008 Incentive Plan

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

NOTE: The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name and give title of signing officer.

MATERIALS ELECTION
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Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Stockholders

BIOPURE CORPORATION

March 27, 2008

Form of Proxy

This Proxy is solicited on behalf of the Board of Directors of

BIOPURE CORPORATION

The undersigned hereby (a) acknowledges receipt of Biopure Corporation’s Notice of Annual Meeting of Stockholders, dated February 22, 2008, and the Proxy Statement for the Annual Meeting to be held on March 27, 2008 at 10:00 a.m. at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts; (b) appoints as proxies Jane Kober, Zafiris G. Zafirelis and Barry Scott or any of them, each with the power to appoint his or her substitute, to represent and to vote as designated on the reverse side of this Form of Proxy all of the shares of Class A Common Stock of Biopure Corporation held of record by the undersigned on February 5, 2008 at the Annual Meeting of Stockholders to be held on March 27, 2008 or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the nominees and FOR Proposal 2 and according to the discretion of the proxy holders on any other business.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE